Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2009	Projected Year Ended February 28, 2010
Net Sales:
Electrical and Industrial Products	$110,954	$215,000 to $220,000
Galvanizing Services	$79,695	$155,000 to $160,000
Total Sales	$190,649	$370,000 to $380,000

Diluted earnings per share	$1.69	$3.00 to $3.10

Net Sales by Market Segment:
Power Generation		18%
Transmission and Distribution		37%
Industrial		45%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		22%
Transmission and Distribution		49%
Industrial		29%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		28%
OEM’s		16%
Industrial		27%
Bridge and Highway		9%
Petro Chemical		20%

Operating Margins:
Electrical and Industrial Products	20.4%	18% to 19%
Galvanizing Services	31.5%	29% to 30%

Cash Provided By (Used In)Operations	$36,901	$62,000
Capital Expenditures	$7,546	$14,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$8,444	$14,600
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	58%	58%
Galvanizing Services	42%	42%